Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of FB Bancorp, Inc. on Form S-8 (No. 333-282922) of our report dated March 27, 2025, on our audits of the financial statements as of December 31, 2024 and 2023 and for each of the years then ended which report is included in this Annual Report on Form 10-K to be filed on or about March 27, 2025.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Metairie, Louisiana

March 27, 2025